                                                                   Exhibit 10.23

[NETSCAPE LOGO APPEARS HERE]



                      NETSCAPE COMMUNICATIONS CORPORATION
              U.S. ENGLISH LANGUAGE NET SEARCH SERVICES AGREEMENT
                            -- PREMIER PROVIDER --

                              Summary Cover Sheet


EFFECTIVE DATE:                         Date of last signature of the Agreement.
PARTIES:

       Premier Provider:                Netscape:
       Lycos, Inc.                      Netscape Communications Corporation
       500 Old Connecticut Path         501 East Middlefield Road, MV-002
       Framingham, MA  01701-4576       Mountain View, CA 94043
       Fax: (508) 820-4499              Fax: (650) 528-4123
       Attn: Chief Operating Officer    Attn: General Counsel


TERRITORY:       United States
LOCAL LANGUAGE:  U.S. English
PREMIER PERIOD:  1 year, from June 1, 1998 (Launch) to May 31, 1999.


1.       Exposure on Stack............................  15%
2.       Payment......................................  $***
3.       Payment Cap..................................  $***
4.       Discount on advertising on Netscape's
         Web Sites....................................  ***


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[NETSCAPE LOGO APPEARS HERE]


                      NETSCAPE COMMUNICATIONS CORPORATION
    U.S. ENGLISH LANGUAGE NET SEARCH SERVICES AGREEMENT -- PREMIER PROVIDER

OBJECTIVE: To direct users of a Netscape client software Internet browser product ("BROWSER") to U.S. English-language Internet search and directory services.

TERMS AND CONDITIONS:

1. PREMIER PROVIDER. The entity ("PREMIER PROVIDER") named on the signature page to this agreement ("AGREEMENT") will be a premier search and directory service for the U.S. English-language HTML page accessible by the public via the Internet at the Universal Resource Locator ("URL") http://home.netscape.com/home/internet-search or such other URL as Netscape may designate from time to time in writing ("PAGE"). The Page is part of the collection of U.S. English-language HTML documents accessible by the public via the Internet at the URL http://home.netscape.com and/or at such other URL(s) as Netscape may designate ("NETSCAPE'S WEB SITE"). The Page may also be accessed by Internet users of the Netscape-distributed English-language version of the Browser by pressing or "clicking" on the Net Search button, by visiting the Page by way of a bookmark pre-loaded in certain versions of the Browser toolbar as described herein, or such other methods as Netscape may specify from time to time. Notwithstanding the foregoing, Netscape reserves the right to determine other means whereby users may access the Page, which provides Internet search and directory services on Netscape's Web Site, including, but not limited to, the use of mirror sites and pointers based on a user's IP address, and which mirror sites and pointers are separate and distinct from the Page described in this Agreement.

2. PREMIER PERIOD. Netscape will maintain the Premier Graphic, as defined below, on the Page for the following one-year period ("PREMIER PERIOD"):


          From:               June 1, 1998
          Until:              May 31, 1999


3.  SERVICES PROVIDED BY NETSCAPE.

          3.1. Premier Graphic. Each of the participants, including Premier
               ---------------
Provider, in this Net Search Program (THE "PREMIER PROVIDER(S)") will supply Netscape with HTML and/or GIF files, or files of such other format as may be designated from time to time in writing by Netscape, which conform to the specifications in Exhibit A (such files comprise, for Premier Provider, the
                  ---------
"PREMIER GRAPHIC" and for the Premier Providers, the "PREMIER GRAPHICS"), which will place on the Page during the Premier Period. Premier Provider shall retain all right, title and interest in and to the Premier Graphic (including the copyright ownership thereof), and Premier Provider hereby grants Netscape a royalty-free worldwide license, without payment or other charge therefor, to use, display, perform, reproduce and distribute the Premier Graphic, and such other licenses with respect to the Premier Graphic necessary to fulfill the intention of this Agreement. The Premier Graphic shall contain a functional search field and, if desired by Premier Provider, directory tree. The specifications of the Premier Graphic and the placement on the Page of the Premier Graphics are set forth on Exhibit A hereto. Premier Provider's
                                  ---------
compliance with the content as well as the language, technical, visual and functional specifications set forth in Exhibit A are a material obligation of
                                       ---------
Premier Provider under this Agreement. Netscape may, upon notice to Premier Provider, revise Exhibit A, provided that the display of the Premier Graphics
                 ---------
shall remain the largest and most prominent category of search graphics on the Page, and shall remain equivalent in size to other Premier Providers.


          3.2. Stack. Netscape will produce the Page as set forth on Exhibit A.
               -----                                                 ---------
The Premier Graphics on any Page will appear to be overlapped in a stack (the "STACK"). A Premier Graphic will be accessible by the

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

end user by pressing or "clicking" on a tab for the relevant Premier Provider's service. Netscape will produce the Page such that when an end user presses or "clicks" on hypertext links ("PREMIER LINKS") placed by Premier Provider on the Premier Graphic, the end user's Browser will access Premier Provider's applicable HTML pages located at the applicable URL'S ("PREMIER URL'S") for such pages on the collection of English-language HTML documents Premier Provider maintains as its primary web site whose home page is located at the URL http://www.lycos.com ("PREMIER PROVIDER'S WEB SITE").


         3.3.  Rotation. Netscape will rotate the display of the Premier
               --------
Graphics to be displayed on the top of the Stack when each Page is served to an end user who has not selected a Premier Graphic as a default, as described in
Section 3.4. Subject to the provisions of Section 3.4, the Premier Graphic will appear on the top of the Stack of each Page fifteen percent (15%) ("ROTATION PERCENTAGE") of the time in which the Page is served up to end users who have not selected a particular Premier Graphic or selected a default Premier Graphic when accessing the particular Page. Premier Provider acknowledges that the Rotation Percentage is an annualized target, and that, accordingly, at any given time the display of the Premier Graphic may be adjusted by Netscape to occur above or below the Rotation Percentage. Netscape shall use reasonable commercial efforts to serve up the Premier Graphic at approximately the same rotation frequency throughout the Premier Period.


         3.4.  End User Default.  Netscape shall produce each Page such that
               ----------------
the end user may select which Premier Graphic, including, without limitation, the Premier Graphic, the end user would prefer to have displayed on the top of the Stack upon the calling up of each Page by such end user. If an end user selects a favorite, default Premier Graphic, the Premier Graphic selected by the end user will be displayed on top of the Stack when that end user accesses such Page. If an end user has elected to have a particular Premier Graphic appear on top of the Stack on a default basis, the other Premier Graphics, including, without limitation, the Premier Graphic, to the extent the Premier Graphic is not selected as such default, will not appear on the top of the Stack unless selected by the end user.


         3.5.  Page Specifications.  The specifications of each of the
               -------------------
Premier Graphics, including, without limitation, the Premier Graphic, the Stacks, and their placement on the Page are set forth on Exhibit A hereto;
                                                         ---------
provided however, that Netscape may, upon notice to Premier Provider, (i) change the location of the Stacks or the Premier Graphics on the Page, (ii) redesign or reconfigure the Stacks, the Page, Netscape's Web Site, and/or the manner in which an end user interacts with any of the pages of Netscape's Web Site, or
(iii) revise Exhibit A, and Premier Provider shall promptly, and in any event,
             ---------
within no more than thirty (30) days following receipt of the notice, supply Netscape with a revised Premier Provider Premier Graphic which conforms to the specifications of the revised Exhibit A. Netscape reserves the right to use, in
                              ---------
its sole discretion, those portions of the Page not used by the Stack. In the event that Netscape revises Exhibit A and Premier Provider must supply
                            ---------
conforming materials, such conforming materials shall be received by Netscape and fully functional no later than five (5) days (excluding holidays) prior to the date Netscape specifies for the posting of the revised Premier Provider Premier Graphic or Stack on Netscape's Web Site. If Netscape has not received such revised and conforming materials no later than five (5) days prior to the date Netscape specifies for the posting of the revised Premier Provider Premier Graphic or Stack on Netscape's Web Site, or if the materials supplied by Premier Provider do not function in accordance with the specifications set by Netscape, then Netscape shall either (i) post previous versions of Premier Provider's supplied materials, or (ii) make such changes as necessary to bring the materials into conformity with the new specifications, until such time as the specifications of Exhibit A are again revised.
                  ---------

         3.6.  Update of Premier Graphic.  Premier Provider may elect to
               -------------------------
revise or update its Premier Graphic, provided that such Premier Graphic complies with the specifications of Exhibit A. Netscape shall provide Premier
                                    ---------
Provider with a "Program Schedule" *** attached hereto as Exhibit B.
                                                          ---------

         3.7.  Engineering Support. Netscape shall provide *** support, as
               -------------------
described in Exhibit C, *** for any software deployed by Premier Provider in
             ---------
accordance with Section 6.2


4.  ADDITIONAL PREMIER PROVIDER BENEFITS.

         4.1.  Advertising Services.  During the Premier Period, Premier
               --------------------
Provider may purchase additional advertising on Netscape's Web Site for advertising that will run during the Premier Period for the service of

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Premier Provider at *** (***) *** Netscape's then standard rates for such advertising. Premier Provider shall execute Netscape's standard sponsorship agreement for online advertising with respect to postings of Premier Provider's advertisement ("PREMIER PROVIDER'S ADVERTISEMENT"). Premier Provider and Netscape shall mutually agree to the schedule and the placement of Premier Provider's Advertisement on Netscape's Web Site. Premier Provider shall supply Netscape with the graphic files and other materials and information within the timeframes and as set forth in the specifications of the applicable Netscape advertising program and as reasonably requested by Netscape to produce the Premier Provider's Advertisement. Premier Provider's Advertisement shall not contain any Internet search or directory functionality as such Premier Provider's Advertisement is served to end users.


         4.2.  Limit on Premier Providers.  Netscape shall limit the number
               --------------------------
of companies whose tabs appear on the Stack at any one time to a total of *** (***) entities.


         4.3.  Pre-loaded Bookmark.  During the Premier Period, Netscape
               -------------------
shall include a graphic HTML link for the Premier Provider to the Page ("Bookmarked Page") in the bookmark section of the U.S. English-language version of Netscape Communicator client software 4.x versions. The Bookmarked Page may be reconfigured, customized or deleted by an end user.


5.  EXPOSURE

         5.1. (a) An exposure ("Exposure") occurs upon the serving up to an end user of: (i) the HTML pages displaying the Premier Graphic on the top of a Stack as described in Section 5.1 (b); (ii) any of Premier Provider's Web Site in conjunction with a search query executed by an end user through entering the search terms in the URL window of a Browser; (iii) any of Premier Provider's Web Site as a result of an end user clicking on a link (excluding Premier Links) to such Premier Provider's Web Site on Netscape's Web Site excluding any advertising services purchased by Premier Provider pursuant to Section 4.1 above; (iv) any of Premier Provider's Web Site as a result of an end user clicking on a link to such Premier Provider's Web Site on sites operated by a Netscape partner under Netscape's U.S. English "Netscape Guide" program; (v) the Page when accessed by a click from the Bookmarked Page; (vi) a click through to any of the Premier Provider's Page(s) from the Netcenter or Netscape home page excluding any advertising services purchased by Premier Provider pursuant to
Section 4.1 above; (vii) a link through a disabling device only if and to the extent permitted under Section 6.5 or any page served up as a result of Modifying Functionality Exposures, as defined in Section 6.5; or (viii) any other Premier Provider content as a consequence of an end user accessing a promotional page on Netscape's Web Site if the parties agree that such promotional page traffic shall constitute an Exposure. (b) Premier Provider's Premier Graphics may be served on the top of the Stack to an end user by the following means: (a) the Premier Graphics is displayed as part of a random rotation, as described in Section 3.3; (b) the Premier Graphic has been set as an end user's default selection, as described in Section 3.4; or (c) an end user selects or clicks on the Premier Graphic tab in the Stack.


6. PREMIER PROVIDER OBLIGATIONS. In addition to the other obligations set forth herein, Premier Provider agrees to the following provisions. The provisions in *** only apply to buttons, or any sponsorships with similar look and feel (excluding ad products reflected on Premier Provider's prevailing rate card), for third party Internet client browser software, software provider or online service that is a competitor of Netscape as designated by Netscape in writing as of the Effective Date. Netscape may change any entity on the list *** upon written notice to Premier Provider; provided, however, that contractual obligations of Premier Provider existing as of the date of such notice shall not be affected only for the existing term of such contractual obligations and Premier Provider agrees not to renew any such contractual obligations after the date of such notice.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         6.1.  Netscape Now. Display the "Netscape Now" button prominently above
               ------------
the fold or as close to the fold as practicable on either (a) Premier Provider's home page on Premier Provider's Web Site, or (b) on all pages linked to a Premier URL; provided, however, that (1) on any page on Premier Provider's Web Site which contains only promotional text for any third party Internet client browser software, software provider or online service, Premier Provider shall use commercially reasonable efforts to produce such page such that it contains the following statement (or a statement designated by Netscape and generally used by Netscape as a successor to the following statement or in connection with any successor program to Netscape's Netscape Now program): "This site is best viewed with Netscape Communicator. Download Netscape Now!" (or such higher non-beta version as is then available) ("Netscape Promotional Text"), and, at Premier Provider's option, the "Netscape Now" button; and (2) on any page on Premier Provider's Web Site which contains a combination of promotional text and a virtual button for any third party Internet client browser software, software provider or online service, Premier Provider shall use commercially reasonable efforts to produce such page such that it includes a combination of the Netscape Promotional Text and the "Netscape Now" button. On any page on which the "Netscape Now" button, or a successor button, and/or Netscape Promotional Text is displayed, Premier Provider shall produce such page such that when an end user presses or clicks on the "Netscape Now" button, on the successor button or on the Netscape Promotional Text, the end user's Internet client software will access the applicable HTML page located at a URL supplied by Netscape. On any page on which the "Netscape Now" button or a successor button, and/or Netscape Promotional Text is displayed, such "Netscape Now" button, successor button and Netscape Promotional Text shall be left-most, or, if such position is not available due to contractual obligations of Premier Provider existing as of May 5, 1997 and the Effective Date of this Agreement, then right-most, but in any case equal to or greater in size and prominence than and not at a level below the virtual button or other graphic or promotional text for any third party Internet client browser software, software provider or online service. Premier Provider shall use reasonable commercial efforts promptly to remedy any misplacement of the "Netscape Now" button, successor button or Netscape Promotional Text on its home page or other pages or any malfunctioning of the button or the Netscape Promotional Text, provided Netscape will fully cooperate with Premier Provider to remedy any such misplacement or malfunctioning, and provided further that Premier Provider shall not incur liability for any failure to remedy such misplacement or malfunctioning if such remedy is not within the reasonable control of Premier Provider. In the event that Netscape replaces the Netscape Now program with a successor program, Netscape shall advise Premier Provider and Premier Provider shall produce the page to conform to such successor program, provided Premier Provider's obligations under such successor program shall not be materially increased. Netscape hereby grants Premier Provider a nonexclusive, nontransferable, nonassignable, nonsublicensable license to perform and display the "Netscape Now" button or successor button and the Netscape Promotional Text directly in connection with fulfilling the foregoing obligation. Premier Provider's use of the "Netscape Now" button, any successor button, and Netscape Promotional Text shall be in accordance with Netscape's reasonable policies regarding advertising and trademark usage as established from time to time by Netscape, including the guidelines of the Netscape Now Program published on Netscape's U.S. English-language Web Site. Premier Provider acknowledges that (1) the "Netscape Now" button and any successor button are proprietary logos of Netscape and contain Netscape's trademarks, and (2) the Netscape Promotional Text contains Netscape's trademarks. In the event that Netscape determines that Premier Provider's use of the "Netscape Now" button, any successor buttons or Netscape Promotional Text is inconsistent with Netscape's quality standards, then Netscape shall have the right to suspend immediately such use of the "Netscape Now" button, any successor buttons and Netscape Promotional Text. Premier Provider understands and agrees that the use of the "Netscape Now button, any successor buttons and Netscape Promotional Text in connection with this Agreement shall not create any right, title or interest in or to the use of the "Netscape Now" button, any successor buttons or associated trademarks, including as such are used in the Netscape Promotional Text, and that all such use and goodwill associated with the "Netscape Now" button, any successor buttons and associated trademarks will inure to the benefit of Netscape. Premier Provider agrees not to register or use any trademark that is similar to the "Netscape Now" button or any successor buttons or any of Netscape's trademarks as used in the Netscape Promotional Text. Premier Provider further

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

agrees that it will not use the "Netscape Now" button, any successor buttons or the Netscape Promotional Text in a misleading manner or otherwise in a manner that could tend to reflect adversely on Netscape or its products. Netscape hereby represents that all participants in the Net Search Programau Premier Provider shall be bound by terms substantially similar to the terms of this
Section 6.1.


         6.2.  Server Software.  To showcase the close relationship between
               ---------------
Premier Provider and Netscape and highlight Premier Provider's endorsement of Netscape's products, Premier Provider *** version of Netscape core Web server software product (currently comprised of Netscape Enterprise Server and Netscape FastTrack Server) to maintain a portion of Premier Provider's Web Site or operation and, if requested, provide Netscape with evidence of such use.


         6.3.  Site Features.  Premier Provider shall implement HTML Frames,
               -------------
layers, dynamic HTML pages, Java, JavaScript, absolute positioning, cascading style sheets or the then current client software technology (or subsequent features displayable by the Browser, within the beta testing period of the availability of such features) ("SITE FEATURES") for display with those Internet software clients capable of displaying the Site Features on (i) Premier Provider's Web Site, provided that Premier Provider shall use reasonable commercial efforts to implement the Site Features on Premier Provider's Web Site in a location and in a fashion as Netscape may agree, and (ii) at least one (1) HTML page located at each Premier URL (or on an HTML page located further down the directory tree from the page located at the Premier URL; provided Premier Provider will use reasonable efforts to implement the Site Features as high in such directory tree structure as possible), and, where appropriate, on all other HTML pages of Premier Provider's primary Web site; and provided Premier Provider shall not be required to implement the Site Features on pages of any secondary Web site of Premier Provider that Premier Provider is required to construct to satisfy Premier Provider's obligations under any third party contract existing as of the date of this Agreement. Netscape shall use reasonable commercial efforts to help Premier Provider implement changes in order to comply with new Site Features.


         6.4.  Mailto Link.  Premier Provider shall include on the page
               -----------
served to an end user in conjunction with the results of the end user's search query on Premier Provider's service a "mailto" link which users of Premier Provider's service can use to direct questions or help requests to Premier Provider. Netscape shall also include such a "mailto" link on the page. Premier Provider will use reasonable efforts to reply promptly, but in any event within one (1) week, to any such question or help request.


         6.5. No Disabling. Premier Provider shall not provide or implement any means or functionality that would (i) alter, modify or enable end users to alter or modify, the Browser standard user interface or configuration, (ii) disable any functionality of the Browser or any other Internet browser software, or
(iii) modify the functioning of pages served from Netscape's Web Site. Notwithstanding the foregoing, if Premier Provider, pursuant to a contractual arrangement existing as of May 5, 1997 and the Effective Date of this Agreement, is required to (a) alter or modify, or enable end users to alter or modify the standard user interface or configuration of any Browser, or (b) modify the functioning of pages served from Netscape's U.S. English-language Web Site ("Current Modifying Technology"), except for any Exposures generated by Current Modifying Technology, each serving up to an end user of Premier Provider content as the result of any means or functionality ("Modifying Functionality") which
(x) alters or modifies, or enables end users to alter or modify, the standard user interface or configuration of any Browser except for those Browsers distributed by third parties who have been granted by Netscape the right to alter or modify such Browsers, or (y) modifies the functioning of pages served from Netscape's U.S. English-language Web Site shall be deemed an Exposure (a "Modifying Functionality Exposure"). The number of such Modifying Functionality Exposures shall be calculated by a technical means or by a periodically statistically significant users' survey as mutually agreed by the parties prior to commencement of the Premier Period. In its Usage Reports, prepared and delivered pursuant to Section 8.1, Premier Provider shall report to Netscape the number of Modifying Functionality Exposures during the preceding calendar month. In the event the number of Modifying Functionality Exposures during any calendar month of the Premier Period equals or exceeds *** (*** ) of all instances of serving up of the Page to end-users during such calendar month, Netscape shall have the right to request, and Premier Provider shall participate in good faith in, renegotiation of the terms of this Agreement.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         6.6   Use of Premier Graphic Space.  Premier Provider shall:  (i)
               ----------------------------
not use, or assign the right to use, the space allotted the Premier Graphic, or links therein, for the benefit of a third party without first obtaining Netscape's prior written consent therefor; and (ii) not produce the Premier Graphic such that it includes comparisons of Premier Provider's services with other services. Premier Provider shall maintain the Premier Graphic for the purpose of promoting Premier Provider's Internet search and directory services.


         6.7.  Preference for Netscape Products and Services.  Premier
               ---------------------------------------------
Provider shall accord, in light of the intent of the parties to highlight their strategic relationship as evidenced by the terms and conditions of this Agreement, in Premier Provider's Web Sites as well as Premier Provider's overall marketing efforts *** Netscape's products and services a position of prominence, overall as well as on an element by element basis, at least as great as the positioning accorded any third-party Internet client software, software provider, online service or other service provider.


         6.8   Co-Marketing; Netcenter Links.  During the Premier Period, and
               -----------------------------
any renewal or extension thereto, Premier Provider shall provide the following co-marketing services. Premier Provider shall place hypertext linkS ("NETCENTER LINK(S")), at a schedule to be mutually agreed by the parties, under the computer, software or Internet related channel link on Premier Provider's Web Site, the top level pages of its computer-, software- or Internet-related directories, and on any Premier Provider search results pages generated from computer-, software- or Internet-related keywords ("KEYWORDS"). The Keywords shall include, but not be limited to, the following:




COMPUTING OR
SOFTWARE                                         INTERNET
-------------------------------                  -----------------------------
computer        linux           program          browse          aiff          newsgroups
computers       netware         programs         browser         mp3           usenet
laptop          network         shareware        browsers        jpgs          com
pc              networking      software         cyber           cgi           http
pcs             networks        virus            download        java          https
code            nt              database         downloads       javascript    net
codes           unix            desktop          online          perl          nets
computing       file            security         webs            alt           www
developer       files           system           jpg             bbs           html
developers      freeware        systems          animated        bulletin      link
programming     help            technology       gif             cyberspace    links
                                                 wav             newsgroup     site
                                                                 Netscape      sites
                                                                               website

         The Netcenter Links shall be produced so that when an end user presses or "clicks" on the Netcenter Links, end user's browser will access Netscape's applicable HTML pages located at the applicable URL(s) for a new Netscape channel at locations designated by Netscape on Netscape's Web Site. The Netcenter Links shall be placed in a position equal to or better than any other similarly situated button, link, listing or channel on Premier Provider's Web Site. Each party shall also provide such additional co-marketing services as the parties may, from time to time, mutually agree.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

7.  PAYMENT TO NETSCAPE.

         7.1.  Payment.  Premier Provider shall pay Netscape an amount not
               -------
less than $*** and not more than the Payment Cap defined in Section 7.4, in each case plus the Participation Fees set forth below (collectively, the "PAYMENT"). The Payment shall be comprised of the following:

 Participation Fees for the Net Search Program:

        Engineering Services                                          $***

        Redesign of Page                                              $***

 Minimum Financial Commitment                                         $***

                               Total Non-Refundable Payment     $4,750.000
                                                                ==========

         7.2   Timing of Payment.  Premier Provider shall pay the Total Non-
               -----------------
Refundable Payment amount set forth above upon execution of the Agreement.


         7.3.  Excess Quarterly Exposures.  If, during the Premier Period,
               --------------------------
the number of Exposures exceeds *** Exposures, the parties agree that, on a quarterly basis, Netscape shall invoice Premier Provider, and Premier Provider shall pay to Netscape $*** for every Exposure beyond such number.


         7.4.  Payment Cap.  Notwithstanding the foregoing, the total amount
               -----------
payable by Premier Provider to Netscape as described in this Section 7 shall not exceed $*** Dollars ($***) (THE "PAYMENT CAP") including all amounts due under
Section 7.1 and Section 7.3.


         7.5.  Payment Terms.  All amounts payable to Netscape hereunder
               -------------
shall be paid in U.S. Dollars. Except as otherwise set forth herein, all amounts payable by Premier Provider hereunder are payable within thirty (30) days after receipt by Premier Provider of the corresponding invoice submitted by Netscape. Any portion of the Payment which has not been paid to Netscape within the applicable time set forth above shall bear interest at the lesser of (i) one percent (1%) per month, or (ii) the maximum amount allowed by law.


         7.6.  Taxes.
               -----
               a.    Exclusive of Tax. All payments hereunder are exclusive of
                     ----------------
any tax. Premier Provider shall pay or reimburse Netscape for all value-added, sales, use, consumption, property, ad valorem and similar taxes, all customs duties, import fees or similar charges, stamp duties, license fees and similar costs, and all other mandatory payments to any government agencies of whatever kind imposed with respect to products or services provided by Netscape under this Agreement or with respect to this Agreement except taxes imposed on the net income of Netscape. If the transaction is exempt from tax, Premier Provider shall provide Netscape with a valid exemption certificate or other evidence of such exemption in a form acceptable to Netscape. Premier Provider shall, at its own expense, use reasonable efforts to recover refundable or recoverable taxes. Each party shall cooperate with the other in minimizing applicable tax.


               b.    No Withholding.  All payments by Premier Provider to
                     --------------
Netscape pursuant to this Agreement shall be made without any withholding or deduction of any withholding tax or other tax or mandatory payment to government agencies. If Premier Provider is legally required to make any such withholding or deduction from any payment due to Netscape under this Agreement, the sum payable by Premier Provider upon which such withholding or deduction is based shall be increased to the extent necessary to ensure that, after such withholding or deduction, Netscape receives and retains, free from liability for such withholding or deduction, a net amount equal to the amount Netscape would have received and retained in the absence of such required withholding or deduction.

               c.    Provide Receipts.  In order to assist Netscape in
                     ----------------
obtaining tax credits or deductions, Premier Provider shall provide to Netscape, in a form acceptable to Netscape, original or certified copies of all tax payment receipts or other evidence of payment of taxes by Premier Provider with respect to transactions or payments under this Agreement.


               d.    Survival of Obligations.  Premier Provider's
                     -----------------------
obligations under this Section shall survive any termination of this Agreement.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         7.7.  Advertising Purchase by Netscape. During the Premier Period,
               --------------------------------
Netscape shall purchase from Premier Provider advertising inventory and services on Premier Provider's Web Site valued at *** Dollars ($***) as such inventory and services are valued based on Premier Provider's advertising rate card. In addition, once Exposures exceed the number set forth in Section 7.3, on a *** basis, Netscape shall purchase from Premier Provider advertising inventory and services on Premier Provider's Web Site valued at *** of amount paid by Premier Provider pursuant to Section 7.3 above as such inventory and services are valued based on Premier Provider's advertising rate card. Such advertising inventory and services shall include Netcenter advertisements for a list of keywords/categories to be mutually agreed upon by the parties including placement and available advertising for the following key words or other value added targeting services: Netcenter, netcenter, shopping, business, computer(s), software, travel, news, instant messaging, instant messenger, discussion group(s), ISP, Community, chat, culture, technology, Internet, commerce (and variations thereof), discussion, forum, events. The timing of the application of the advertising credit against payment shall be as mutually agreed by the parties.

8.       USAGE REPORTS.

         8.1.  Provide Usage Reports.  Netscape and Premier Provider will
               ---------------------
each provide the other, via email to the email address set forth below, with usage reports ("USAGE REPORTS") containing the information and in the format set forth in Exhibit D hereto. The Usage Reports shall cover each one-month time period of the Premier Period, and the parties shall use reasonable commercial efforts to deliver the Usage Reports within fifteen (15) days following the end of each month. If, due to technical problems, a party is unable to provide any portion of a Usage Report in any given month, the following data shall be used for each day for which data is missing: ninety percent (90%) of the usage figures reported for the same day of the week most recently reported (e.g. if data for the day seven (7) days prior is available, ninety percent (90%) of the usage figures for such day; if not available, the data for the day fourteen (14) days prior, and so on).


         8.2.  No Liability.  NETSCAPE AND PREMIER PROVIDER WILL USE
               ------------
REASONABLE COMMERCIAL EFFORTS TO ENSURE THE TIMELY DELIVERY, ACCURACY AND COMPLETENESS OF THE USAGE REPORTS, BUT NEITHER PARTY WARRANTS THAT THE USAGE REPORTS WILL CONFORM TO ANY PUBLISHED NUMBERS AT ANY GIVEN TIME. NEITHER PARTY SHALL BE HELD LIABLE FOR ANY CLAIMS AS THEY RELATE TO SUCH USAGE REPORTS.


9.       TERMINATION.

         9.1.  Methods of Termination.
               ----------------------

               a.    Term and Termination.  This Agreement shall commence
                     --------------------
as of the date hereof and, unless sooner terminated pursuant to this Section 9.1, shall terminate as of the end of the Premier Period.

               b.    Termination on Breach.  Either party may terminate
                     ---------------------
this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for fifteen (15) days following notice to the breaching party of the breach or as otherwise provided in Sections 6.5 (No Disabling) and 10 (Right to Refuse).


         9.2. Effect of Termination. Except as specifically provided otherwise in this Agreement, upon the expiration or termination of the Agreement, all rights and obligations hereunder shall cease (other than Premier Provider's payment obligations hereunder to the extent accrued on or prior to the termination date or as otherwise provided in this Section 9.2) and each party will promptly and at the direction of the other party, either return or destroy, and will not take or use, any items of any nature that belong to the other party and all items containing or related to Confidential Information (as defined in Exhibit E) of the other party. Notwithstanding the foregoing, if this Agreement expires or is terminated for any reason, other than by Premier Provider as a result of Netscape's material breach of the terms of this Agreement, Premier Provider shall remain liable for the value of the payments which are due or, but for such expiration or termination, would otherwise become due and payable under the terms of this Agreement. The following provisions shall survive the expiration or termination of this Agreement for any reason:
Section 7.3 (Excess Quarterly Exposures), Section 7.6 (Taxes), Section 8.2 (No Liability), Section 9.2 (Effect of Termination), Section 9.3 (No Compensation),
Section 11 (Responsibility), Section 12 (Limitation of Liability), and Section 16 (General).


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

In addition, to the extent that any credit provided by Premier Provider to Netscape pursuant to Section 7.7 shall not be applied against advertising services provided by Premier Provider to Netscape during the Premier Period,
Section 7.7 shall survive the expiration or termination of this Agreement until all such credits shall be applied against such services.


         9.3.  No Compensation.  Premier Provider shall not be entitled to
               ---------------
any compensation, damages or payments in respect to goodwill that has been established or for any damages on account of prospective profits or anticipated sales, and Premier Provider shall not be entitled to reimbursement in any amount for any training, advertising, market development, investments, leases or other costs that shall have been expended by either party before the expiration or termination of this Agreement, regardless of the reason for or method of termination of this Agreement. Premier Provider hereby waives its rights under applicable laws for any such compensation, reimbursement or damages.


10. RIGHT TO REFUSE. Netscape will have the right to review the contents and format of the Premier Graphic, the Bookmarked Page and Premier Provider's Advertisement. If Netscape, in its reasonable discretion, at any time determines that the Premier Graphic, the Bookmarked Page or Premier Provider's Advertisement contains any material, or presents any material in a manner, that does not comply with Netscape's Materials Standards, as defined below, Netscape will inform Premier Provider of the reason Netscape has made such determination and may (i) refuse to include the Premier Graphic in the Page or Premier Provider's Advertisement on Netscape's U.S. English-language Web Site, and/or
(ii) immediately terminate this Agreement if Premier Provider has not revised to Netscape's reasonable satisfaction the Premier Graphic, the Bookmarked Page or Premier Provider's Advertisement within one (1) business day of written notice from Netscape. If Netscape, in its reasonable discretion, at any time determines that the Premier Provider's Web Site contains any material, or presents any material in a manner, that does not comply with Netscape's Materials Standards, Netscape may immediately terminate this Agreement if Premier Provider has not revised to Netscape's reasonable satisfaction such material within one (1) business day of written notice from Netscape. Netscape reserves the right to refuse to include in the Page any Premier Graphic that does not completely conform to the specifications set forth in Exhibit A, and any Premier Provider's Advertisement that does not completely conform to the specifications of the applicable advertising program. As used in this Section 10, "Netscape's Materials Standards" means that the requirement that subject material is not unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically or otherwise objectionable, including, without limitation, any material that encourages conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state, national or international law. To the extent that Netscape's right to reject materials pursuant to this Section 10 is inconsistent with its rights to reject such materials under Netscape's Sponsorship Agreement, the terms of this Section 10 shall govern.


11. RESPONSIBILITY. Premier Provider is solely responsible for any liability arising out of or relating to (i) the Premier Graphic, the Bookmarked Page, the Premier URLs, the Premier Links or Premier Provider's Advertisement, (ii) any material to which users can link through any of the foregoing, or (iii) any use of Premier Provider's search and directory service pursuant to this Agreement, (collectively, the "Services"). Premier Provider represents and warrants that it holds the necessary rights to permit the use of the Services by Netscape for the purpose of this Agreement; and that the permitted use, reproduction, distribution, or transmission of the Services and any material to which users can link through any of the Services will not violate any criminal laws or any rights of any third parties, including, but not limited to, infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity, or otherwise violate any applicable local, state, national or international law. Premier Provider agrees to indemnify Netscape and to hold Netscape harmless from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by Netscape, arising out of or related to Premier Provider's breach of any of the foregoing responsibilities.


12.  LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE
OTHER


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER WHETHER IN CONTRACT OR TORT OR ANY OTHER LEGAL THEORY IS LIMITED TO AND SHALL NOT EXCEED ***. THE LIMITATIONS IN THIS SECTION 12 SHALL NOT APPLY TO SECTION 11 ABOVE (RESPONSIBILITY) OR SECTION 16.5 BELOW (CONFIDENTIALITY).


13. COURSE OF DEALING. In consideration of Premier Provider's participation in the Premier Program, until such time as Microsoft fully publicly documents and makes available its operating systems' programming interfaces sufficiently to enable Netscape to make use of all of the facilities and resources of those operating systems on a basis equal to that of Microsoft, Premier Provider shall: (1) Within Premier Provider's publicly accessible Web Sites, other services (including co-branded and OEM services) and marketing materials, accord Netscape's products and services a position of preference and prominence, overall as well as on an element by element basis, at least as great as that accorded any third-party Internet client or server software, software provider or online service that is a competitor of Netscape as designated by Netscape in writing as of the Effective Date. Netscape may change any entity on the list ***; and (2) Not make content available solely to users of client software or services other than Netscape's, or disfavor or disadvantage users of Netscape client software or services in any way relative to users of other Internet client software or services.


14. ALTERNATIVE DISPUTE RESOLUTION. Any dispute hereunder will be negotiated in good faith between the parties commencing upon written notice from one party to the other. Settlement discussions and materials will be confidential and inadmissible in any subsequent proceeding without both parties' consent. If the dispute is not resolved by negotiation within 45 days following such notice, the parties will refer the dispute to non-binding mediation conducted by JAMS/End Dispute in Santa Clara County, California (the "Venue"). The parties will share the costs of mediation. If the dispute is not resolved after 45 days of mediation, the parties will refer the dispute to binding arbitration by JAMS/EndDispute in the Venue. The results of any arbitration will be final and non-appeallable, except that either party may petition any court of competent jurisdiction specified in Section 16 to review any decision relating to Netscape intellectual property matters (including the scope of license rights), vacating or modifying erroneous conclusions of law or findings of fact not supported by substantial evidence. The arbitrator may fashion any legal or equitable remedy except punitive or exemplary damages, which both parties waive. The arbitrator will render a written decision, which may be entered in and enforced by any court of competent jurisdiction, but which will have no preclusive effect in other matters involving third parties. The losing party will pay the costs of the arbitration and the reasonable legal fees and expenses of the prevailing party, as determined by the arbitrator. The parties will jointly pay arbitration costs pending a final allocation by the arbitrator. At any point in the dispute resolution process, either party may seek injunctive relief preserving the status quo pending the outcome of that process. Except as noted, the parties waive any right to judicial process. California law, without regard to its conflict-of-law provisions, will govern any dispute under this
Section 14. The U.S. Arbitration Act and JAMS/EndDispute rules will govern the arbitration process. Absent fraudulent concealment, neither party may raise a claim more than 3 years after it arises or any shorter period provided by applicable statutes of limitations.


15. INSURANCE. Premier Provider, at its sole cost and expense, shall secure and maintain adequate insurance coverage as is necessary, as a reasonable prudent businessperson, for Premier Provider to bear all of its obligations under this Agreement. Maintenance of the foregoing insurance shall in no way be interpreted as relieving Premier Provider of any responsibility or obligation whatsoever and Premier Provider may acquire, at its own expense, such additional insurance as Premier Provider deems necessary. Premier Provider assumes full and complete liability for all injuries to, or death of, any person, or for any damages to property arising from the acts or omissions of Premier Provider. Premier Provider shall at Netscape's request provide Netscape with a certificate of insurance demonstrating compliance with this Section 15. Before any cancellation or material change in any coverage, Premier Provider shall provide Netscape with 30 days' advance written notice. Premier Provider's insurance shall be primary to any other insurance Netscape may have.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

16.  GENERAL.

         16.1. Governing Law.  This Agreement shall be subject to and
               -------------
governed in all respects by the statutes and laws of the State of California without regard to the conflicts of laws principles thereof. Except as provided in Section 14, Netscape reserves the right to invoke the exclusive jurisdiction of the applicable court in the County of Santa Clara in the State of California, and each party submits to the jurisdiction of any such court.


         16.2.    Entire Agreement.  This Agreement, including the exhibits and
                  ----------------
attachments referenced on the signature page hereto, constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.


         16.3.  Assignment.  Premier Provider may not assign any of its rights
                ----------
or delegate any of its duties under this Agreement, or otherwise transfer this Agreement (by merger, operation of law or otherwise), without the prior written consent of Netscape; provided, in the event that Premier Provider shall request from Netscape pursuant to this Section 13.3 the written consent for an assignment by Premier Provider in connection with the sale of all or substantially all of the assets of Premier Provider or the merger of Premier Provider with or into another corporation that is a competitor of Netscape as designated by Netscape in writing as of the Effective Date, and, in connection therewith, Netscape elects not to consent to such assignment, either by written notice of such election or by failure of Netscape to deliver such consent to Premier Provider within (30) days of a request from Premier Provider for such consent, this Agreement shall terminate. Netscape may change any entity on the list ***. Any attempted assignment, delegation or transfer in derogation hereof shall be null and void.


         16.4.  Notices.  All notices required or permitted hereunder shall be
                -------
given in writing addressed to the respective parties as first set forth above on the cover sheet and shall either be (i) personally delivered or (ii) transmitted by internationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or the day on which such notice is delivered to the recipient as evidenced by the delivery records of such courier, but in no case later than five (5) days after deposit with such courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection.


         16.5.  Confidentiality.  All disclosures of proprietary and/or
                ---------------
confidential information in connection with this Agreement as well as the contents of this Agreement shall be governed by the terms of the Mutual Confidential Disclosure Agreement either entered into previously by the parties or entered into concurrently with this Agreement, a copy of which is attached hereto as Exhibit E. The information contained in the Usage Reports provided by each party hereunder shall be deemed the Confidential Information of the disclosing party. Notwithstanding the foregoing, Netscape may, in its sole discretion, make publicly available client software market share information contained in the Usage Reports submitted by Premier Provider, provided that Netscape shall not indicate that Premier Provider is the source of the information.


         16.6.  Force Majeure.  Neither party will be responsible for any
                -------------
failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.


         16.7.  Waiver.  The waiver, express or implied, by either party of
                ------
any breach of this Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.


         16.8.  Headings.  The headings to the Sections and Subsections of
                --------
this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.


         16.9.  Independent Contractors.  The parties acknowledge and agree
                -----------------------
that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.



         16.10. Severability. In the event any provision of this Agreement is
                ------------
held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         16.11.  Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.


IN WITNESS WHEREOF, the parties have caused duly authorized representatives to execute this Agreement as of the Effective Date.

Premier Provider:                   Netscape:

LYCOS, INC.                         NETSCAPE COMMUNICATIONS
                                    CORPORATION

By:  /s/ Robert Davis               By:  /s/ Noreen Bergin
Print Name:  Robert Davis           Print Name:  Noreen Bergin
Title:  President and CEO           Title:  Senior Vice President Finance and
                                    Corporate Controller
Date:  5/19/98                      Date:  5/19/98


Attached Exhibits:

             Exhibit A:  Specifications of the Page
             ---------
             Exhibit B:  Program Schedule
             ---------
             Exhibit C:  Expert to Expert Support
             ---------
             Exhibit D:  Usage Reports
             ---------
             Exhibit E:  Mutual Confidential Disclosure Agreement
             ---------





* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.